EXHIBIT 99.1

Jameson Inns, Inc.                                                          PRESS RELEASE

8 Perimeter Center East, Suite 8050     Atlanta, Georgia 30346     (770) 901-9020 FAX (770) 901-9550

FOR IMMEDIATE RELEASE

July 28, 2003

Investor Relations Contact:	Alexander Lagerborg
EPOCH Financial
alagerborg@epochfinancial.com
(888) 917-5146

Jameson Inns Announces Second Quarter Common Dividend

Atlanta, GA, July 28/PRNewswire/ — Jameson Inns, Inc. (NASDAQ: JAMS), today announced that its Board of Directors has declared the Company’s regular quarterly cash dividend of $.05 per share on its common stock for the second quarter ended June 30, 2003. The dividend is payable on August 20, 2003 to shareholders of record as of August 4, 2003.

Jameson Inns, Inc. is a real estate investment trust (REIT) that owns the Jameson Inn and Signature Inn limited-service hotel properties. For more information about Jameson Inns, Inc., visit the company’s website at www.jamesoninns.com.